Exhibit 99

For Immediate Release

Five Star Products, Inc. Reports Second Quarter Results

NEW YORK, August 15, 2008 -- Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News), a leading distributor of paint sundry and hardware products in the Northeast and Middle-Atlantic states, today announced revenue of $31.4 million for the three months ended June 30, 2008, a 12.5% decrease from the $35.9 million reported for the three months ended June 30, 2007.  Net income was $98,000 for the three months ended June 30, 2008, $0.01 per basic and diluted share, compared to net income of $567,000, $0.04 per basic and $0.03 per diluted share, for the three months ended June 30, 2007. The Company reported revenue of $62.9 million for the first six months of 2008, a 4.4% decrease from the $65.8 million reported for the same period last year. Net income (loss) was ($609,000) for the first six months, $(0.04) per basic and  diluted share, compared to net income of $1,027,000, $0.07 per basic and $0.06 per diluted share, for the six month period ended June 30, 2007.  The results for the six months ended June 30, 2008 include a non-cash charge of $1,096,000 related to the resignation of the former Chairman of the Board, on March 25, 2008.   The results for both the three and six months ended June 30, 2008 includes selling, general and administrative expenses of $226,000 related to the Tender Offer and Merger Agreement discussed below.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), as stated before stock compensation expense, was $648,000 for the second quarter of 2008 compared to $1,642,000 for the same period last year. There was $0 and $138,000 of stock compensation expense in the second quarter of 2008 and 2007, respectively.  For the six months ended June 30, 2008, Adjusted EBITDA, before stock compensation expense, was $1,572,000 compared to $2,909,000 for the first six months of 2007. There was $1,196,000 (including the $1,096,000 non-cash charge related to the resignation of the former Chairman of the Board referred to in the preceding paragraph) and $180,000 of stock compensation expense for the six months ended June 30, 2008 and 2007, respectively.

John Belknap, Five Star CEO, said, “Challenging market conditions in our industry obviously have impacted Five Star’s second quarter. Neither Five Star nor its customers are immune from negative economic factors affecting, in particular, the housing and home improvement industries.   Disciplined management has always been a hallmark of Five Star and that culture now serves the Company well in adapting to these conditions.  We have taken a number of steps to reduce overhead, protect margins and manage working capital.  I have great confidence in our seasoned operating team as we work through this downturn.”

As previously announced, on June 26, 2008, the Company, National Patent Development Corporation ( “National Patent”), which currently owns 82% of Five Star,  and NPDV Acquisition Corp., a wholly owned subsidiary of National Patent (“NPDV”) entered into a Tender Offer and Merger Agreement (the “Tender Offer Agreement”).  Pursuant to the Tender Offer Agreement, on July 24, 2008, NPDV commenced a tender offer to acquire all the outstanding shares of the Five Star’s common stock not held by National Patent or its subsidiaries at a purchase price of $0.40 per share, net to the seller in cash.

About Five Star Products, Inc.

Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB - News) is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. The Company distributes products to approximately 3,000 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it yourself centers. The Company distributes a range of private label products sold under the "Five Star" name. Five Star operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing. The Company has no material third party commitments with respect to growth plans. There is no assurance that specific plans can be executed or, if executed, will be successful from an operational or financial standpoint. These plans could require capital beyond the funds presently available to the Company.

These forward-looking statements reflect current views of the management of Five Star Products, Inc. with respect to future events and financial performance and are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of Five Star Products including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed in Five Star Products' periodic reports and registration statements filed with the Securities and Exchange Commission.

Five Star Products, Inc. does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new to reflect new information, future events or otherwise.

Contact:
Five Star Products, Inc.
John Belknap, 646-742-1627

Tables Follow:

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES Non- GAAP Reconciliation- EBITDA and Adjusted EBITDA (in thousands) (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net income (loss)	$98	$567	$(609)	$1,027
Interest expense, net	443	505	799	830
Income tax expense	25	346	25	700
Depreciation and amortization	82	86	161	172
EBITDA	648	1,504	376	2,729
Stock compensation expense		138	100	180
Charge related to resignation of Chairman of the Board			1,096
Adjusted EBITDA	$648	$1,642	$1,572	$2,909

EBITDA is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is calculated as EBITDA prior to non-cash stock compensation expense.

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS DATA
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets
Cash	$16	$3
Accounts receivable, net	16,838	11,254
Inventory	29,204	26,965
Deferred income taxes	497	469
Prepaid expenses and other current assets	378	1,151
Total current assets	46,933	39,842

Machinery and equipment, net	844	833
Deferred income taxes	87	24
Other assets	109	391
Total assets	$47,973	$41,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$24,931	$19,303
Accounts payable and accrued expenses (including due to affiliates of $59 and $129)	13,392	12,211
Total current liabilities	38,323	31,514

Convertible note payable to National Patent	2,800	2,800
Total Liabilities	41,123	34,314

Stockholders' equity
Common stock	198	195
Additional paid-in capital	10,218	9,544
Accumulated deficit	(2,905)	(2,296)
Accumulated other comprehensive income	39	33
Treasury stock, at cost	(700)	(700)
Total stockholders' equity	6,850	6,776
Total liabilities and stockholders’ equity	$47,973	$41,090

FIVE STAR PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS DATA
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008		2007

Sales	$31,429	$35,926		$62,898	$65,788
Cost of goods sold	25,979	29,671		52,272	54,804
Gross margin	5,450	6,255		10,626	10,984

Selling, general and administrative expenses	(4,884)	(4,837)		(9,315)	(8,427)

Charge related to resignation of Chairman of the Board				(1,096)

Operating income	566	1,418		215	2,557

Other income	7	10		16	28

Interest expense	(450)	(515)		(815)	(858)

Income (loss) before income taxes	123	913		(584)	1,727

Income tax expense	(25)	(346)		(25)	(700)

Net income (loss)	$98	$567		$(609)	$1,027

Net income (loss) per share
Basic	$.01	$.04	$	( .04)	$.07
Fully diluted	$.01	$.03		$(.04)	$.06